CUSTODIAN AGREEMENT

This Deed of Custodian Agreement made in Hong Kong on this the 3rd January of 2013.

Between

LUCKYCOM INC., having its registered office at 4790 CAUGHLIN PKWY STE 387 RENO, NV 89519,USA represented by its President Mr. Kingrich J. Lee hereinafter referred to as the FUND Owner which expression shall, unless it be repugnant to the context or meeting thereof, include its representatives, successors in interest and assigns of the First Part.

And

BHP Capital Markets Hong Kong Ltd, having its registered office at Level 8, Two Exchange Square, Central, Hong Kong represented by its chief Executive officer Mr. Kingrich J. Lee, hereinafter referred to as the Custodian which expression shall, unless it be repugnant to the context or meaning thereof, include its representatives, successors in interest and assigns of the Second Part.

Now therefore, with the intent to manage the LUCKYCOM INC Asian Offering Fund in Hong Kong before remit back to USA as well as contact parties for Asian investors , The Fund owner and the Custodian hereby mutually agreed between the parties hereto as follows;

1.	The Custodian shall keep the fund in safe custody and pay for the expenses for Asian operation.

2.	The Custodian should preserve the following documents & information and perform the following duties:
a.	Details of Offering record and subscription agreement for Asian investors( NON-US Investors)
b.	Details of receipt and disbursement of the offering funds.
c.	Details about the shareholder records for the private placements.
d.	Details of transfer and registration of securities for Asian investors.
e.	To maintain updated balance position of the fund.
f.	To maintain book information and to collect/received dividend ,warrant, interest and installments which accrue against the List firm LUCKYCOM INC. from time to time for Asian investors,
g.	To furnish all statement/ information to the shareholders, Asian investor and other relevant laws/rules.
h.	To handle over LUCKYCOM INC stock certificates to investors.

3.	LUCKY COM INC shall pay to the custodian a monthly service fee US$5200/month=HK$40300/Month.

4.	LUCKYCOM INC may terminate this agreement at any time with one month notice and for any reason by providing written notice to the Custodian. At such time, the Custodian will expedite preparation of its record and custodian fund as Custodian and will deliver the records to its successor or the Company.

In Witness Whereof the Fund owner and the Custodian have caused their common seals to be affixed to these presents and have hereto set their hands the day and year above written

The Party of the First Part, the Fund owner

FOR LUCKYCOM Inc.

/s/ Kingrich J. Lee

Represented by Chief Executive Officer

Mr. Kingrich J. Lee

And

The party of the Second Part, The custodian

FOR BHP CAPITAL MARKETS (HONG KONG) LTD

/s/ L.C. Yi

Represented by L. C. Yi

Place: HONG KONG

Date: 3rd Jan 2013

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